News Release

Contact: Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS RECORD YEAR END 2018 EARNINGS,
HIGHLIGHTED BY STRONG ORGANIC LOAN AND DEPOSIT GROWTH
Clearfield, Pennsylvania – January 28, 2019

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the quarter and year ended December 31, 2018. Highlights include the following:

•Net income of $8.9 million, or $0.59 per share, in the fourth quarter of 2018, compared to net income of $3.5 million, or $0.23 per share, in the fourth quarter of 2017. Pre-tax income in the fourth quarter of 2018 was $11.1 million compared to $8.6 million in the fourth quarter of 2017, an increase of 28.4%.
•Net income of $33.7 million, or $2.21 per share, for the year ended December 31, 2018, compared to net income of $23.9 million, or $1.57 per share, for the year ended December 31, 2017. Pre-tax income for the year ended December 31, 2018 was $40.2 million compared to $36.3 million for the same period in 2017, an increase of 11.0%. Pre-tax income for the year ended December 31, 2017 includes securities gains of $1.5 million and a gain on sale of a branch of $536 thousand.
•Annualized returns on average assets and equity of 1.12% and 13.46%, respectively, for the year ended December 31, 2018, compared to 0.89% and 9.97%, respectively, for the year ended December 31, 2017. The annualized return on average tangible equity was 16.01% and 12.04% during the years ended December 31, 2018 and 2017, respectively.
•Net interest margin on a fully tax-equivalent basis of 3.76% and 3.82% for the years ended December 31, 2018 and 2017, respectively. Net interest margin on a fully tax-equivalent basis was 3.79% for the fourth and third quarters of 2018.
•Loans of $2.47 billion as of December 31, 2018, compared to loans of $2.15 billion as of December 31, 2017, representing organic loan growth of 15.3%.
•Deposits of $2.61 billion as of December 31, 2018, compared to deposits of $2.17 billion as of December 31, 2017, representing organic deposit growth of 20.4%.
•Total households serviced at December 31, 2018 were 63,920, compared to 59,051 households at December 31, 2017, an organic increase of 8.3%.
•Book value per share of $17.28 as of December 31, 2018, an increase of 8.1% compared to book value per share of $15.98 as of December 31, 2017, and tangible book value per share of $14.69 as of December 31, 2018, an increase of 10.2% compared to tangible book value per share of $13.33 as of December 31, 2017.
•Non-performing assets of $18.5 million, or 0.58% of total assets as of December 31, 2018, compared to $21.2 million, or 0.68% of total assets, as of September 30, 2018, and $20.4 million, or 0.74% of total assets, as of December 31, 2017.

CNB's fourth quarter and annual 2018 earnings were impacted by the reduction in the federal corporate income tax rate to 21%, effective January 1, 2018, from the 35% marginal tax rate in effect throughout 2017, as a result of the Tax Cuts and Jobs Act, which was enacted on December 22, 2017. Fourth quarter and annual 2017 results include additional income tax expense of $3 million related to a reduction in the carrying value of the net deferred tax asset, resulting in a reduction of $0.20 in diluted earnings per share.

Joseph B. Bower, Jr., President and CEO, stated, "Our company had a record year in earnings, highlighted by double-digit organic growth in both loans and deposits. These results are a credit to our tremendous team that works tirelessly in the markets we serve to make a difference and effectively service the consumers and businesses that put their trust in us. While the stock market and political climate have been volatile and uncertain, I have never been more certain that our customer service-based strategy is being impactful in our markets as customers continue to bring their business to CNB."

Balance Sheet Summary

Total loans grew $329 million, or 15.3%, to $2.47 billion as of December 31, 2018, from $2.15 billion as of December 31, 2017, which was primarily attributable to growth in commercial loans. Overall, commercial and industrial loans increased $212 million, or 30%, and commercial real estate loans increased $53.2 million, or 8.2%, during the year ended December 31, 2018. The Buffalo market area contributed $160.9 million to the total loan growth in 2018.

Total deposits grew $443 million, or 20.4%, to $2.61 billion as of December 31, 2018, from $2.17 billion as of December 31, 2017. New deposit relationships within the Buffalo market area contributed $282.2 million to the total deposit growth in 2018.

Net Interest Margin

Net interest margin on a fully tax-equivalent basis was 3.76% and 3.82% for the years ended December 31, 2018 and 2017, respectively. The yield on earning assets increased 21 basis points to 4.72% for the year ended December 31, 2018 from 4.51% for the year ended December 31, 2017. The cost of interest-bearing liabilities increased 30 basis points to 1.12% for the year ended December 31, 2018 from 0.82% for the year ended December 31, 2017.

Total interest and dividend income increased 21.1% to $131.9 million for the year ended December 31, 2018 from $108.9 million for the year ended December 31, 2017. Net interest income increased 14.7% to $104.9 million for the year ended December 31, 2018 from $91.5 million for the year ended December 31, 2017.

Asset Quality

During the quarter and year ended December 31, 2018, CNB recorded a provision for loan losses of $1.4 million and $6.1 million, as compared to a provision for loan losses of $3.1 million and $6.7 million for the quarter and year ended December 31, 2017. Net chargeoffs during the quarter and year ended December 31, 2018 were $4.2 million and $6.1 million, compared to net chargeoffs of $1.3 million and $3.3 million for the quarter and year ended December 31, 2017. CNB Bank net chargeoffs totaled $4.2 million and $2.2 million during the years ended December 31, 2018 and 2017, or 0.18% and 0.06%, respectively, of average CNB Bank loans. Holiday Financial Services Corporation, CNB’s consumer discount company, recorded net chargeoffs totaling $1.9 million and $1.1 million during the years ended December 31, 2018 and 2017, respectively.

In 2018, a commercial real estate loan that was impaired at December 31, 2017 experienced further deterioration in the financial condition of the borrower, resulting in CNB recording an additional provision for loan losses of $1.2 million in the fourth quarter of 2018 and $1.9 million during the year ended December 31, 2018. During the fourth quarter of 2018, CNB further analyzed the ultimate collectability of the principal amount due and recorded a partial chargeoff of the principal balance in the amount of $3.3 million. As of December 31, 2018, the book balance of this impaired loan was $2.7 million and the specific allowance recorded was $2.4 million.

The ratio of the allowance for loan losses to loans decreased from 0.94% at September 30, 2018 to 0.80% at December 31, 2018 because of the significant partial chargeoff described above in combination with lower historical loss rates in the commercial and industrial and residential real estate portfolio segments.

Non-Interest Income

Net realized gains on available-for-sale securities were $1.5 million during the year ended December 31, 2017, which included gains on the sale of two structured pooled trusted preferred securities of $1.4 million. In addition, CNB realized a gain on the sale of a branch in the second quarter of 2017 of $536 thousand. Excluding the effects of these gains associated with the branch sale and the sale of available for sale securities in 2017, non-interest income for the years ended December 31, 2018 and 2017 was $20.7 million and $19.4 million, respectively.

As a result of CNB’s continued focus on growing its Private Client Solutions division, wealth and asset management revenues were $4.2 million for 2018, an increase of 12.0% from $3.7 million in 2017. In addition, as a result of its continued organic growth, CNB experienced an increase in service charges in deposit accounts of $950 thousand, or 19.8%, in 2018 compared to 2017. Similarly, other service charges and fees increased $379 thousand, or 15.4%, in 2018 compared to 2017. Net income attributable to investments in Small Business Investment Companies was $788 thousand in 2018 compared to $235 thousand in 2017, which is reported as a component of other non-interest income. Finally, due to declines in equity markets in 2018, net realized and unrealized gains (losses) on trading securities decreased $1.3 million in 2018 compared to 2017.

Non-Interest Expenses

Total non-interest expenses were $20.0 million and $79.3 million during the quarter and year ended December 31, 2018, compared to $17.6 million and $70.0 million during the quarter and year ended December 31, 2017. Salaries and benefits expense increased $5.8 million, or 16.2%, during the year ended December 31, 2018 compared to the year ended December 31, 2017. As of December 31, 2018, CNB had 537 full-time equivalent staff, compared to 512 full-time equivalent staff as of December 31, 2017, an increase of 4.9%. In addition, as a result of CNB exceeding certain growth and profitability targets used in calculating incentive compensation, incentive compensation expense increased by $2.2 million in 2018 when compared to 2017. The remainder of the increase in non-interest expenses was primarily a result CNB’s continued growth and the servicing of a larger customer base.

Income Tax Expense

As a result of the enactment of the Tax Cuts and Jobs Act in the fourth quarter of 2017, income tax expense decreased $5.9 million, or 47.5%, during the year ended December 31, 2018 compared to the year ended December 31, 2017. CNB’s effective tax rate was 16.2% in 2018 compared to 34.2% in 2017. As previously described, during the fourth quarter of 2017, income tax expense of $3.0 million was recorded in connection with the reduction in value of CNB's net deferred tax asset.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $3.2 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division and 42 full-service offices in Pennsylvania, Ohio, and New York. CNB Bank’s divisions include ERIEBANK, based in Erie, Pennsylvania with offices in northwest Pennsylvania and northeast Ohio; FCBank, based in Worthington, Ohio with offices in central Ohio; and BankOnBuffalo, based in Buffalo, New York with offices in northwest New York. CNB Bank is headquartered in Clearfield, Pennsylvania with offices in central and north central Pennsylvania. More information about CNB Financial Corporation and CNB Bank may be found on the Internet at www.cnbbank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB. All dollars are stated in thousands, except share and per share data.

	(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
				(unaudited)
			%			%
	2018	2017	change	2018	2017	change
Income Statement
Interest income	$36,344	$28,698	26.6%	$131,870	$108,874	21.1%
Interest expense	8,228	4,897	68.0%	26,950	17,365	55.2%
Net interest income	28,116	23,801	18.1%	104,920	91,509	14.7%
Provision for loan losses	1,441	3,105	(53.6)%	6,072	6,655	(8.8)%
Net interest income after provision for loan losses	26,675	20,696	28.9%	98,848	84,854	16.5%

Non-interest income
Service charges on deposit accounts	1,657	1,310	26.5%	5,759	4,809	19.8%
Other service charges and fees	760	779	(2.4)%	2,833	2,454	15.4%

Wealth and asset management fees	1,021	949	7.6%	4,172	3,724	12.0%
Net realized gains on available-for-sale securities	—	—	NA	—	1,543	NA
Net realized and unrealized gains (losses) on trading securities	(1,123)	406	NA	(451)	881	NA
Mortgage banking	218	238	(8.4)%	1,019	906	12.5%
Bank owned life insurance	335	351	(4.6)%	1,409	1,659	(15.1)%
Card processing and interchange income	1,121	973	15.2%	4,261	3,763	13.2%
Gain on sale of branch	—	—	NA	—	536	NA
Other	444	535	(17.0)%	1,721	1,160	48.4%
Total non-interest income	4,433	5,541	(20.0)%	20,723	21,435	(3.3)%

Non-interest expenses
Salaries and benefits	10,761	9,018	19.3%	41,856	36,026	16.2%
Net occupancy expense of premises	2,501	2,530	(1.1)%	10,281	9,546	7.7%
FDIC insurance premiums	359	313	14.7%	1,396	1,182	18.1%
Core Deposit Intangible amortization	180	262	(31.3)%	898	1,229	(26.9)%
Card processing and interchange expenses	695	539	28.9%	2,834	2,116	33.9%
Other	5,510	4,926	11.9%	22,077	19,938	10.7%
Total non-interest expenses	20,006	17,588	13.7%	79,342	70,037	13.3%

Income before income taxes	11,102	8,649	28.4%	40,229	36,252	11.0%
Income tax expense	2,157	5,198	(58.5)%	6,510	12,392	(47.5)%
Net income	8,945	3,451	159.2%	33,719	23,860	41.3%

Average diluted shares outstanding	15,254,078	15,216,034		15,274,401	15,131,583

Diluted earnings per share	0.59	0.23	156.5%	2.21	1.57	40.8%
Cash dividends per share	0.170	0.165	3.0%	0.670	0.660	1.5%

Payout ratio	29%	72%		30%	42%

	(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
				(unaudited)
	2018	2017		2018	2017
Average Balances
Loans, net of unearned income	2,447,134	2,115,937		2,326,885	2,023,288
Investment securities	555,477	414,975		492,969	454,381
Total earning assets	3,002,611	2,530,912		2,819,854	2,477,669
Total assets	3,187,514	2,735,462		3,008,304	2,677,531
Non interest-bearing deposits	352,488	314,219		327,014	300,942
Interest-bearing deposits	2,208,770	1,794,995		2,043,029	1,757,058
Shareholders' equity	257,372	246,070		250,491	239,223
Tangible shareholders' equity (*)	217,808	205,547		210,585	198,239

Average Yields
Loans, net of unearned income	5.32%	4.97%		5.11%	4.86%
Investment securities	2.93%	3.11%		2.89%	3.02%
Total earning assets	4.87%	4.66%		4.72%	4.53%
Interest-bearing deposits	1.05%	0.58%		0.84%	0.53%
Interest-bearing liabilities	1.29%	0.93%		1.12%	0.82%

Performance Ratios (annualized)
Return on average assets	1.12%	0.50%	1.12%	0.89%
Return on average equity	13.90%	5.61%	13.46%	9.97%
Return on average tangible equity (*)	16.43%	6.72%	16.01%	12.04%
Net interest margin, fully tax equivalent basis	3.79%	3.82%	3.76%	3.82%

Loan Charge-Offs
Net loan charge-offs	4,247	1,261	6,061	3,292
Net loan charge-offs / average loans	0.69%	0.24%	0.26%	0.16%

	(unaudited)	(unaudited)
	December 31,	September 30,	December 31,	% change versus
	2018	2018	2017	9/30/18	12/31/17

Ending Balance Sheet
Loans, net of unearned income	$2,474,557	$2,386,955	$2,145,959	3.7%	15.3%
Loans held for sale	367	775	852	(52.6)%	(56.9)%
Investment securities	524,649	531,221	416,859	(1.2)%	25.9%
FHLB and other equity interests	24,508	23,836	21,517	2.8%	13.9%
Other earning assets	2,236	1,863	2,199	20.0%	1.7%
Total earning assets	3,026,317	2,944,650	2,587,386	2.8%	17.0%

Allowance for loan losses	(19,704)	(22,510)	(19,693)	(12.5)%	0.1%
Goodwill	38,730	38,730	38,730	—%	—%
Core deposit intangible	727	907	1,625	(19.8)%	(55.3)%
Other assets	175,451	167,536	160,725	4.7%	9.2%
Total assets	$3,221,521	$3,129,313	$2,768,773	3.0%	16.4%

Non interest-bearing deposits	$356,797	$345,154	$321,858	3.4%	10.9%
Interest-bearing deposits	2,253,989	2,177,225	1,845,957	3.5%	22.1%
Total deposits	2,610,786	2,522,379	2,167,815	3.5%	20.4%

Borrowings	245,117	252,422	257,359	(2.9)%	(4.8)%
Subordinated debt	70,620	70,620	70,620	—%	—%
Other liabilities	32,168	29,516	29,069	9.0%	10.7%

Common stock	—	—	—	NA	NA
Additional paid in capital	97,602	97,328	97,042	0.3%	0.6%
Retained earnings	171,780	165,427	148,298	3.8%	15.8%
Treasury stock	(2,556)	(608)	(1,087)	320.4%	135.1%
Accumulated other comprehensive income (loss)	(3,996)	(7,771)	(343)	NA	NA
Total shareholders' equity	262,830	254,376	243,910	3.3%	7.8%

Total liabilities and shareholders' equity	$3,221,521	$3,129,313	$2,768,773	2.9%	16.4%

Ending shares outstanding	15,207,281	15,285,430	15,264,740

Book value per share	$17.28	$16.64	$15.98	3.8%	8.1%
Tangible book value per share (*)	$14.69	$14.05	$13.33	4.6%	10.2%

Capital Ratios

Tangible common equity / tangible assets (*)	7.02%	6.95%	7.46%
Tier 1 leverage ratio	7.87%	8.06%	8.45%
Common equity tier 1 ratio	9.50%	9.68%	10.00%
Tier 1 risk based ratio	10.33%	10.54%	10.97%
Total risk based ratio	13.21%	13.66%	14.32%

Asset Quality
Non-accrual loans	$17,239	$18,882	$19,232
Loans 90+ days past due and accruing	889	1,861	485
Total non-performing loans	18,128	20,743	19,717
Other real estate owned	418	449	710
Total non-performing assets	$18,546	$21,192	$20,427

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$8,202	$8,489	$8,344
Non-performing TDR loans **	6,425	9,255	8,959
Total TDR loans	$14,627	$17,744	$17,303

Non-performing assets / Loans + OREO	0.75%	0.89%	0.95%
Non-performing assets / Total assets	0.58%	0.68%	0.74%
Allowance for loan losses / Loans	0.80%	0.94%	0.92%

* - Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Return on average tangible equity is calculated by dividing annualized net income by average tangible assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).
** - Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(unaudited)	(unaudited)
	December 31,	September 30,	December 31,
	2018	2018	2017

Shareholders' equity	$262,830	$254,376	$243,910
Less goodwill	38,730	38,730	38,730
Less core deposit intangible	727	907	1,625
Tangible common equity	$223,373	$214,739	$203,555

Total assets	$3,221,521	$3,129,313	$2,768,773
Less goodwill	38,730	38,730	38,730
Less core deposit intangible	727	907	1,625
Tangible assets	$3,182,064	$3,089,676	$2,728,418

Ending shares outstanding	15,207,281	15,285,430	15,264,740

Tangible book value per share	$14.69	$14.05	$13.33
Tangible common equity/Tangible assets	7.02%	6.95%	7.46%